UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0619477
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Sylvan Way, Suite 100

Parsippany, New Jersey 07054

(973) 254-3560

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2011 Stock Incentive Plan

(Full title of the plan)

David M. Stack

President and Chief Executive Officer

5 Sylvan Way, Suite 125

Parsippany, New Jersey 07054

(Name and address of agent for service)

(973) 254-3560

(Telephone number, including area code, of agent for service)

Copies to:

Joseph K. Wyatt

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.001 per share	2,657,880 shares	(2)	$10.06	(3)	$26,738,272.80	(3)	$3,065.00
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 2,100,000 additional shares of common stock issuable under the Amended and Restated 2011 Stock Incentive Plan and (ii) 557,880 shares of common stock that were automatically added to the plan on January 1, 2012 pursuant to an evergreen provision that had been in effect prior to the Plan’s amendment and restatement on June 5, 2012.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 4, 2012.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 2,657,880 shares of Common Stock, $0.001 par value per share, of Pacira Pharmaceuticals, Inc. (the “Registrant”) issuable under the Amended and Restated 2011 Stock Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-175101, filed by the Registrant on June 23, 2011 relating to the Registrant’s 2007 Stock Option/Stock Issuance Plan and the Registrant’s 2011 Stock Incentive Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.   Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8.   Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 7th day of June, 2012.

PACIRA PHARMACEUTICALS, INC.

By:	/s/ David Stack
David Stack
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pacira Pharmaceuticals, Inc., hereby severally constitute and appoint David Stack and James Scibetta, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Pacira Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Stack	Director, President and Chief Executive Officer	June 7, 2012
David Stack	(Principal Executive Officer)

/s/ James Scibetta	Chief Financial Officer (Principal Financial	June 7, 2012
James Scibetta	Officer)

/s/ Lauren Riker	Executive Director, Accounting and Reporting	June 7, 2012
Lauren Riker	(Principal Accounting Officer)

/s/ Fred Middleton	Director	June 7, 2012
Fred Middleton

/s/ Luke Evnin	Director	June 7, 2012
Luke Evnin

/s/ Laura Brege	Director	June 7, 2012
Laura Brege

/s/ John Longenecker	Director	June 7, 2012
John Longenecker

/s/ Gary Pace	Director	June 7, 2012
Gary Pace

/s/ Andreas Wicki	Director	June 7, 2012
Andreas Wicki

/s/ Paul Hastings	Director	June 7, 2012
Paul Hastings

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INDEX TO EXHIBITS

Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant

4.2*	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of J.H. Cohn LLP

24.1	Powers of Attorney (included on signature page)

99.1**	Amended and Restated 2011 Stock Incentive Plan

*	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K on February 11, 2011 and incorporated herein by reference.
**	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K on June 7, 2012 and incorporated herein by reference.